Exhibit 4.2

NUMBER	SHARES

A	[PMA CAPITAL CORPORATION LOGO]

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

CLASS A COMMON STOCK	CUSIP 693419 20 2

SEE REVERSE FOR CERTAIN DEFINITIONS

This is to certify that

is the owner of

SHARES OF CLASS A COMMON STOCK OF THE PAR VALUE OF $5.00 EACH OF

PMA CAPITAL CORPORATION transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.  This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations and relative rights of each class of stock authorized to be issued by the Corporation.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Countersigned and Registered

[PMA Capital Corporation Corporate Seal]

	TREASURER	PRESIDENT

COUNTERSIGNED AND REGISTERED BY THE BANK OF NEW YORK

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - _____ (Cust) Custodian _____ (Minor) under Uniform Gifts to Minors Act _____ (State)

TEN ENT - as tenants by the entireties	UNIF TRAN MIN ACT - _____ (Cust) Cusotidan _____ (Minor) under Uniform Transfers to Minors Act _____ (State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

____________________

Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________ Shares of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between PMA Capital Corporation and The Bank of New York, as Rights Agent, dated as of May 3, 2000 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of PMA Capital Corporation.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by a separate certificates and will no longer be evidenced by this certificate.  PMA Capital Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.